CERTIFICATE TO
                     AMENDED AND RESTATED
                  ARTICLES OF INCORPORATION
                              OF
                  LUXEMBURG BANCSHARES, INC.

     The undersigned, John A. Slatky, President and Chief Executive Officer of Luxemburg Bancshares, Inc., a Wisconsin corporation (the "Corporation"), hereby certifies pursuant to
Section 180.1007 of the Wisconsin Statutes, as follows:

          1.  The Amended and Restated Articles of
     Incorporation (the "Restated Articles") attached hereto supersede and replace the existing Articles of Incorporation of Luxemburg Bancshares, Inc.
     previously adopted by the Corporation and all amendments to the existing Articles of Incorporation.

          2. The Restated Articles contain amendments to the heretofore existing Articles of Incorporation, which amendments require the approval of the share-holders of the Corporation.

          3. The Restated Articles attached hereto were adopted on May 2, 1998 in accordance with Section
     180.1003 of the Wisconsin Statutes.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 6th day of May, 1998.

                               LUXEMBURG BANCSHARES, INC.

                               By:  /s/ John A. Slatky
                               -----------------------------
                               John A. Slatky, President and
                               Chief Executive Officer

This instrument was drafted by:

Larry D. Lieberman
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202


                 AMENDED AND RESTATED
               ARTICLES OF INCORPORATION
                          OF
              LUXEMBURG BANCSHARES, INC.


     Luxemburg Bancshares, Inc. (the "Corporation"), a corporation organized under Chapter 180 of the Wisconsin Statutes (the "WBCL"), hereby adopts the following Amended and Restated Articles of Incorporation, which supersede and take the place of the Corporation's existing Articles of Incorporation and any amendments thereto.

                       ARTICLE I

                         Name

     The name of the Corporation is Luxemburg
Bancshares, Inc.

                      ARTICLE II

                       Duration

     The period of existence of the Corporation shall be perpetual.

                      ARTICLE III

                       Purposes

     The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which a Corporation may be organized under the WBCL.

                      ARTICLE IV

                     Capital Stock

     The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:

     Designation               Par Value
Authorized
          Class                Per Share        Number
of Shares

     Common Stock              $ 1.00          2,400,000
     Preferred Stock           $  .01            400,000

The preferences, limitations and relative rights of shares of each class of stock shall be as follows:

     A.   Common Stock.

          (1)  Voting.  The shares of stock issued
under this class shall be entitled to one vote for each
share of stock issued and outstanding.  Except as
provided by law and except as may be provided with
respect to Preferred Stock in accordance with Paragraph
(1) of Section B below, only the holders of shares of
Common Stock shall be entitled to vote for the election
of directors of the Corporation and for all other
corporate purposes.   Except as otherwise provided by
law, upon any such vote, each holder of Common Stock shall be entitled to one vote for each share of Common
Stock held of record by such shareholder.

          (2) Dividends. Subject to the provisions of Paragraph (4) of Section B, below, the holders of Common Stock shall be entitled to receive such dividends in accordance with the terms as may be declared thereon from time to time by the Board of Directors, in its discretion, out of any funds of the Corporation at the time legally available for payment of dividends on Common Stock.

          (3)  Liquidation.  In the event of the
voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts to which they are entitled as provided in Paragraph (5) of Section B below, the holders of outstanding shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Corporation available for distribution.

     B.   Preferred Stock.

          (1)  Series and Variations Between Series.
The Preferred stock may from time to time as hereinafter provided be divided into and issued in one or more series, and the Board of Directors is hereby expressly authorized to establish one or more series, to fix and determine the variations as among series and to fix and determine, prior to the issuance of any shares of a particular series, the following designations, terms, limitations and relative rights and preferences of such series:

               (a)  The designations of such series and
the number of shares which shall constitute such series, which number may at any time, or from time to time, be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors unless the Board of Directors shall have otherwise provided in establishing such series;

               (b)  Whether and to what extent the
shares of that series shall have voting rights, in addition to the voting rights provided by law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

               (c)  The yearly rate of dividends, if
any, on the shares of such series, the dates in each year upon which such dividend shall be payable and the date or dates from which any such cumulative dividend shall be cumulative;

               (d)  The amount per share payable on the
shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (e)  The terms, if any, on which the
shares of such series shall be redeemable, and, if redeemable, the amount per share payable thereon in the case of the redemption thereof (which amount may vary for (i) shares redeemed on different dates; and (ii) shares redeemed through the operation of a sinking fund, if any, applicable to such shares, from the amount payable with respect to shares otherwise redeemed);

               (f)  The extent to and manner in which a
sinking fund, if any, shall be applied to the redemption or purchase of the shares of such series, and the terms and provisions relative to the operation of such fund;

               (g)  The terms, if any, on which the
shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class and, if so convertible, the price or prices or the rate or rates of conversion, including the method, if any, for adjustments of such prices or rates, and any other terms and conditions applicable thereto; and

               (h)  Such other terms, limitations and
relative rights and preferences, if any, of such series as the Board of Directors may lawfully fix and determine and as shall not be inconsistent with the law of the State of Wisconsin or these Articles of Incorporation.

          (2)  Redemption Right.  Shares of Preferred
Stock may be issued which are redeemable by the Corporation at the price determined by the Board of Directors for shares of each series as provided in Subparagraph (e) of Paragraph (1) of this Section B, above.

          (3)  Conversion of Preferred Stock.  Shares
of Preferred Stock may be issued which are convertible into shares of Common Stock or shares of any other series of Preferred Stock on the terms and conditions determined by the Board of Directors for shares of each series as provided in Subparagraph (g) or Paragraph (1) of this Section B, above.

          (4)  Dividends.  Shares of Preferred Stock
may be issued which entitle the holders thereof to cumulative, noncumulative or partially cumulative dividends. The holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the annual rate fixed by the Board of Directors with respect to each series of shares and no more. Such dividends shall be payable on such dates and in respect of such periods in such year as may be fixed by the Board of Directors to the holders of record thereof on such date as may be determined by the Board of Directors. Such dividends shall be paid or declared and set apart for payment for each dividend period before any dividend (other than a dividend payable solely in Common Stock) for the same period shall be paid upon or set apart for payment on the Common Stock, and, if dividends on the Preferred
Stock shall be cumulative or partially cumulative, all unpaid dividends thereon for any past dividend period shall be fully paid or declared and set apart for payment, but without interest, before any dividend
(other than a dividend payable solely in Common Stock) shall be paid upon or set apart for payment on the Common Stock. The holders of Preferred Stock shall not, however, be entitled to participate in any other or additional earnings or profits of the Corporation, except for such premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up.

          (5)  Liquidation.  In the event of
liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Corporation fixed by the Board of Directors with respect to such shares as provided in Subparagraph (d) of Paragraph (1) of this Section B, above, before any amount shall be paid to the holders of the Common
Stock.

          (6)  Reissue of Shares.  Shares of the
Preferred Stock which shall have been converted, redeemed, purchased or otherwise acquired by the Corporation, whether through the operation of a sinking fund or otherwise, shall be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the Preferred Stock other than the series of which they were originally a part.

                       ARTICLE V

                   Preemptive Rights

     No holder of any capital stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares.

                      ARTICLE VI

                  Board of Directors

     (a)  Number of Directors, Tenure and
Qualifications. The number of directors constituting the Board of Directors of the Corporation shall be such number, not less than 3 nor more than 20, as from time to time shall be determined by the then authorized number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be and is divided into three classes, designated Class I, Class
II and Class III. The initial Class I directors shall be Richard Dougherty and Ronald Ledvina; the initial
Class II directors shall be Irvin Vincent, Thomas
Rueckl and James Jadin; and the initial Class III directors shall be Willard Marchant, Donald Pritzl and John Slatky. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, the initial Class I directors shall serve for a term ending on the date of the annual meeting of shareholders held in 1999, the initial Class II directors shall serve for a term ending on the date of the annual meeting of shareholders held in 2000, and the initial Class III directors shall serve for a term ending on the date of the annual meeting of shareholders held in 2001. Each director shall hold office until the annual meeting for the year in which his term expires and until such director's successor shall be elected and qualified, subject, however, to such director's earlier death, resignation, disqualification or removal from office.

     (b)  Vacancies.  Any vacancy on the Board of
Directors, whether resulting from an increase in the number of directors or resulting from death, resignation, disqualification, removal or otherwise, may be filled by a vote of the majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If no director remains in office, any vacancy may be filled by the shareholders. Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

     (c) Removal of Directors. A director of the Corporation may be removed from office prior to the expiration of his term of office at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote with respect to the election of such director at a meeting of the shareholders duly called for such purpose.

     (d) Shareholder Nominations. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

     (e) Amendment or Repeal. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of stock entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article VI.

                      ARTICLE VII

                  Shareholder Action

     The shareholders shall not be entitled to take action without a meeting by less than unanimous consent. Except as otherwise required by law and subject to the express rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, annual and special meetings of the shareholders shall be called, the record date or dates shall be determined and notice shall be sent as set forth in the Bylaws of the Corporation. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser affirmative vote may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of stock entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal Articles II or VIII of the Bylaws, or this Article VII, or any provision thereof or hereof; provided, however, that the Board of Directors may alter, amend, or adopt any provision inconsistent with, or repeal Articles II or VIII of the Bylaws, or any provision thereof, without a vote of shareholders.

                     ARTICLE VIII

              Registered Office and Agent

     The address of the registered office of the Corporation is 630 Main Street, Luxemburg, Kewaunee
County, Wisconsin 54217 and the name of its registered agent at such address is John A. Slatky.


This instrument was drafted by:
Larry D. Lieberman
Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, Wisconsin 53202

MW1-120807-1